Letter to Shareholders | Q4 2024 1 Q4 2024 LETTER TO SHAREHOLDERS

Letter to Shareholders | Q4 2024 2 1. Net Income (Loss) Attributable to Hippo KEY HIGHLIGHTS FROM Q4 Strong Top-line Growth; Favorable Mix-Shift • Q4 Revenue up 58% YoY to $102 million; FY2024 Revenue up 77% to $372 million • Pro-forma for the First Connect transaction, Consolidated TGP up 16% YoY, driven by Insurance-as- a-Service (“IaaS”) which grew 22% Continued Improvement of HHIP Loss Ratio • HHIP Q4 Gross Loss Ratio improved 3pp YoY to 50%, with HHIP non-PCS loss ratio at 43%, and HHIP PCS loss ratio at 7% • HHIP FY2024 Gross Loss Ratio improved 28pp to 73% • HHIP Net Loss Ratio improved 46pp YoY to 60% Improving Operating Leverage • Investments in operational efficiencies continued to pay off as fixed expenses lowered by $8 million while revenue increased by $38 million YoY • Sales & Marketing, Technology & Development, and General & Administrative expenses collectively declined by 34pp of revenue YoY, from 69% of revenue in Q4’23 to 35% in Q4’24 Significant Step Forward on our Path to Profitability • Q4 Net Income attributable to Hippo of positive $44 million, vs. Net Loss of $42 million in Q4 of last year; Gain on Sale of First Connect contributed $46m • Q4 adjusted EBITDA of positive $8.5 million vs. adjusted EBITDA loss of $22 million in Q4 of last year Financial Strength • Cash and investments, excluding restricted cash, increased $25 million QoQ to $571 million • Spinnaker surplus of $204 million, up from $191 million a year ago Adjusted EBITDA (Loss) Up $31M YoY Revenue +58% YoY $36M $64M $102M Q4'22 Q4'23 Q4'24 HHIP Gross Loss Ratio -3pp YoY Net Income (Loss)1 Up $86M YoY -$63M -$42M $44M Q4'22 Q4'23 Q4'24 59% 53% 50% Q4'22 Q4'23 Q4'24 467% 106% 60% Q4'22 Q4'23 Q4'24 HHIP Net Loss Ratio -46pp YoY -$47M -$22M $9M Q4'22 Q4'23 Q4'24

Letter to Shareholders | Q4 2024 3 Q4’24: POSITIVE MOMENTUM Dear Shareholders, 2024 was the most successful year in the history of Hippo. Over the course of the year, we improved our HHIP gross loss ratio by nearly 30 percentage points, streamlined our operations to reduce fixed costs, and in Q4, achieved our long-stated goal of generating positive adjusted EBITDA, both on time and to a greater extent than expected. We did all of this while nearly doubling our annual revenue and laying the foundation across each of our business units to deliver margin-enhancing growth for years to come. In our core, Hippo Homeowners Insurance Program, we completed the broad transformation of our policy portfolio that was designed to reduce CAT-related volatility and bring our loss ratio down to target levels. We accomplished this through rate increases, structural changes to our coverages, and reductions in exposure to wind and hail by approximately 80% vs. mid-2023 levels. We achieved a gross loss ratio of 73% for calendar year 2024 and a Non-PCS CAT loss ratio of under 45% in the fourth quarter, approaching our long-term target level, with further improvements expected in 2025. In our Insurance-as-a-Service business, we have demonstrated an ability to achieve consistent long-term growth and profitability over the years while maintaining our quality bar for program vetting and underwriting. In 2024, we grew our annual Revenue by more than 40% while maintaining discipline in both program selection and risk participation, which resulted in an annual net loss ratio of 39%. There is no shortage of potential programs for Spinnaker to work with – we reviewed more than 100 opportunities in 2024 – but we do not think we need to compromise on quality to achieve compelling financial results. During the year, we focused on building a solid foundation for future growth for our Hippo Homeowners Insurance Program, with a particular focus on the New Homes Channel. We added new builder and carrier partners, enhanced our already differentiated risk allocation technology, and made additional investments in operational excellence. As we move into 2025, we are working to further expand our network of partners and to deepen relationships with our current partners, all while working with this group to re-define what is possible in helping buyers of newly built homes secure insurance quickly and easily as part of the home buying process.

Letter to Shareholders | Q4 2024 4 As we turn our attention to our outlook for 2025, we should first pause to acknowledge the pain the community of Los Angeles has felt in January because of the wildfires, and our role as an insurance company to help alleviate that pain. A handful of our Hippo Homeowners customers and their families completely lost their homes to the fires, and we responded immediately with assistance arranging temporary housing, accelerated payouts of policy limits, and have been working with our builder partners to explore ways to help reduce the time to rebuild. Other customers have suffered partial losses and/or damage from smoke and ash, and we are supporting them with both financial and operational assistance with remediation. Even when factoring in the short-term impact of these fires, we feel very well-positioned in 2025 to deliver substantial improvements to operating income vs. our 2024 results. And we remain on track to deliver positive net income by the end of 2025. I’m proud of the progress we’ve made as a business over the past 12 months and of the team members who have made it possible. And I’m even more excited about what’s next on the Hippo journey. We’re looking forward to sharing more of our plans at a special day for Investors on June 12th in New York City. More details on that to come. Sincerely, Richard McCathron President & CEO

Letter to Shareholders | Q4 2024 5 1. Total Generated Premium excludes First Connect for all periods 2. Net Income (Loss) Attributable to Hippo Q4’24 RESULTS Q4’24 Highlights Q4’24 FINANCIALS: KPIS, SEGMENT INFORMATION, AND NON-GAAP FINANCIALS Two and a half years ago, in September 2022, Hippo hosted its first investor day. During that event, we committed to delivering positive adjusted EBITDA by the end of 2024 and to growing our revenue by 3.5 times from $120 million in 2022 to between $420 and $450 million in 2025.

Letter to Shareholders | Q4 2024 6 In the fourth quarter of 2024, we delivered on that guidance by posting positive adjusted EBITDA of $8.5 million and revenue that represents an annual run-rate of approximately $410 million, which means we are on track to exceed our investor day revenue target in 2025. Over the past two and a half years, we’ve responded quickly to changes in both the insurance and financial markets, transformed the fundamental risk dynamics of our business, and laid a strong foundation for future, margin-enhancing growth. We’ve seen the benefits of these changes over the past few quarters, and they remain present as factors that helped us exceed our adjusted EBITDA guidance in Q4.

Letter to Shareholders | Q4 2024 7 Total Generated Premium (“TGP”) In Q4’24, TGP grew by 10% YoY to $295 million, driven by 22% YoY growth in our Insurance- as-a-Service segment, offset by a decline of 8% in our Hippo Home Insurance Program segment due to the completion of our efforts over the past 12 months to manage down our exposure to high-CAT geographies. If we normalize both current and prior year periods to exclude the TGP from our First Connect Platform, which we sold a majority stake in during Q4, the YoY growth rate would rise from 10% to 16%.

Letter to Shareholders | Q4 2024 8 Revenue Revenue growth in Q4 once again outpaced TGP growth, increasing 58% YoY to $102 million, up from $64 million in Q4 of last year. Like in the first three quarters of 2024, higher premium retention at HHIP and volume increases in the IaaS and Services segments were the primary drivers of growth. As a result of the higher premium retention at HHIP, Net Earned Premium as a percentage of Gross Earned Premium in our HHIP business rose to 83% in Q4, up from 29% a year ago. Like in previous quarters, IaaS revenue growth was driven mostly by the premium growth from existing programs, augmented by slightly higher risk-retention with some of the programs. We also launched a few new programs which we expect to become significant drivers of growth in 2025.

Letter to Shareholders | Q4 2024 9 Loss and Loss Adjustment Expense HHIP gross loss ratio improved 3pp YoY to 50%. The HHIP non-PCS improved 20pp to 43%, driven by the broad transformation we have been working on over the last 12 months, the activities of which included rate increases, structural changes to our coverages, and other underwriting actions. We achieved this improvement despite the portfolio-level shift away from higher-CAT geographies, which all things equal, would have tended to raise the non-PCS loss ratio. The HHIP PCS CAT loss ratio came in at 7% during Q4. This represents an increase of 17pp YoY, which is mostly explained by substantial current and prior accident period reserve releases in the fourth quarter of 2023 a year ago, which resulted in a PCS loss ratio of negative 10% in that period. The combination of YoY improvements in gross loss ratio and the improvements to our reinsurance structure drove an even larger improvement in our HHIP net loss ratio, which came in at 60% during the quarter, an improvement of 46pp versus Q4 of last year.

Letter to Shareholders | Q4 2024 10 Fixed Expense and Operating Leverage In Q4, we again delivered significant top-line growth while simultaneously reducing our operating expenses both as a percentage of revenue and on an absolute dollar basis. Relative to Q4 of last year, our sales and marketing, technology and development, and general and administrative expenses collectively declined by $8 million, a YoY decrease of 19%. When combined with the increases in our revenue over the same period, these costs fell from 69% of revenue in Q4 of last year to 35% of revenue this quarter.

Letter to Shareholders | Q4 2024 11 Net Income (Loss) Attributable to Hippo Q4 Net Income came in at $44 million, an $86 million improvement vs. Q4 of last year. $46 million of this improvement relates to the one-time gain from the sale of a majority stake in First Connect. The remaining $40 million of the improvement was driven by revenue growth at HHIP enabled by our improved reinsurance structure, improvements to HHIP’s gross loss ratio, better operating leverage, and continued growth in our businesses that are less exposed to weather and underwriting volatility. Adjusted EBITDA Our Q4 adjusted EBITDA came in at $8.5 million, a $31 million improvement vs. Q4 of last year. The primary drivers of the YoY improvement are the same as the non-First Connect drivers of the net income improvement discussed above.

Letter to Shareholders | Q4 2024 12 Cash and Investments Q4 ending cash and investments increased QoQ by $25 million, to $571 million. This increase was driven by positive cash flow from the underlying business, seasonal working capital changes associated with payments to reinsurers, and proceeds from selling a majority of our shares in our First Connect platform. That gain was partially offset by our repurchase of shares during the quarter. Subsequent Events Beginning in early January 2025, there were a series of severe wildfires that impacted the Los Angeles County area in California. The Company’s preliminary pre-tax estimate of catastrophe losses from these wildfires, including assessments from the California FAIR Plan, and net of estimated recoveries from reinsurance and subrogation, is approximately $42 million. This includes approximately $12 million related to non-Hippo programs supported by our Spinnaker fronting business. In March 2025, we signed an agreement to sell our subrogation rights specific to the Hippo portion of the losses from the Eaton fire. The sale of our subrogation rights is expected to save approximately $15 million on a gross basis and $11 million on a net basis and is included in the estimate above. We believe the proceeds from this sale compare favorably with what we could have achieved by pursuing our subrogation claims through the legal system. The catastrophe losses from these wildfires will be reflected in the Company’s first quarter 2025 financial results. Importantly, none of these losses were related to our New Homes Channel, which represents a substantial majority of the new business we’ve been writing in California over the past few years.

Letter to Shareholders | Q4 2024 13 2025 Guidance Beyond the Q4 2024 adjusted EBITDA target we set at our investor day back in 2022, we also committed to deliver 2025 revenue in the range of $420 and $450 million. We are now in a position to raise that revenue guidance to $465 million and to guide to positive net income by Q4 of 2025. The revenue guidance represents a 25% YoY growth rate from 2024 revenue on a GAAP basis, and 27% YoY growth when First Connect is removed from 2024 results. The expected improvement to turn net income profitable by Q4 2025 is driven by the continuation of the trends in the business that drove our adjusted EBITDA improvement in 2024. Specifically, excluding the benefits of prior accident year reserve releases, we expect continued YoY improvement in both gross and net loss ratios in Q4 2025 vs. Q4 2024 levels. We expect HHIP gross loss ratio in Q4’25 to be less than 60% with an expected PCS CAT load in that quarter of 15%. We expect HHIP net loss ratio in Q4’25 to be less than 67%. Beyond improvements to loss ratio, we expect continued improvements to operating leverage, with fixed expenses remaining roughly constant with current levels despite the higher revenue.

Letter to Shareholders | Q4 2024 14 Non-GAAP financial measures This letter to shareholders includes the non-GAAP financial measure (including on a forward- looking basis) Adjusted EBITDA. Hippo defines Adjusted EBITDA, a non-GAAP financial measure, as net loss attributable to Hippo excluding interest expense, income tax expense, depreciation, amortization, stock-based compensation, net investment income, restructuring charges, impairment expense, gains and losses on sales of business, other non-cash fair market value adjustments, and contingent consideration for one of our acquisitions and other transactions that we consider to be unique in nature. Hippo excludes these items from Adjusted EBITDA because it does not consider them to be directly attributable to its underlying operating performance. This non-GAAP measure is an addition, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. Hippo believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Hippo. Hippo’s management uses forward looking non- GAAP measures to evaluate Hippo’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Hippo’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. This letter to shareholders also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Hippo is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non-GAAP financial measures is included.

Letter to Shareholders | Q4 2024 15 This letter to shareholders also includes key operating and financial metrics including Total Generated Premium (“TGP”), Gross Loss Ratio and Net Loss Ratio. We define TGP as the aggregate written premium placed across all our business platforms for the period presented. We measure TGP as it reflects the volume of our business irrespective of choices related to how we structure our reinsurance treaties, the amount of risk we retain on our own balance sheet or the amount of business written in our capacity as an MGA, agency or as an insurance carrier/reinsurer. • We define Total Generated Premium in force as the aggregate annualized premium for all the policies in force as of the period end date. • We define Gross Loss Ratio expressed as a percentage, which is the ratio of the gross losses and loss adjustment expenses to the gross earned premium. • We define Net Loss Ratio expressed as a percentage, which is the ratio of the net losses and loss adjustment expenses to the net earned premium. • We define Accident Period Loss Ratio as a percentage, which is the ratio of loss and loss adjustment expenses incurred and attributed to an accident period to the gross earned premium.

Letter to Shareholders | Q4 2024 16 Forward-looking statements safe harbor Certain statements included in this letter to shareholders that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial results and other operating and performance metrics, our business strategy, our cost reduction efforts, the quality of our products and services, and the potential growth of our business, including our ability and timing to achieve profitability. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. These forward-looking statements are subject to a number of risks and uncertainties, including our ability to achieve or maintain profitability in the future; our ability to retain and expand our customer base and grow our business, including our builder network; our ability to manage growth effectively; risks relating to Hippo’s brand and brand reputation; denial of claims or our failure to accurately and timely pay claims; the effects of intense competition in the segments of the insurance industry in which we operate; the availability and adequacy of reinsurance, including at current coverage, limits or pricing; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; risks related to our proprietary technology and our digital platform; outages or interruptions or delays in services provided by our third party providers, including our data vendor; risks related to our intellectual property; the seasonal and cyclical nature of our business; the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; any overall decline in economic activity; the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, data privacy and cybersecurity, and the insurance industry generally; and other risks set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Letter to Shareholders | Q4 2024 17 If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward- looking statements. There may be additional risks that Hippo does not presently know, or that Hippo currently believes are immaterial, that could also cause actual results to differ from those contained in the forward- looking statements. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this letter to shareholders. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hippo’s assessments of any date subsequent to the date of this letter to shareholders. Accordingly, undue reliance should not be placed upon the forward- looking statements.

Letter to Shareholders | Q4 2024 18 APPENDIX

hippo

KEY OPERATING AND FINANCIAL METRICS

(in millions, unaudited)

	Three Months Ended December 31		Year Ended December 31	
	2024	2023	2024	2023
Total Generated Premium[(1)]	$294.5	$268.0	$1,336.1	$1,134.3
Total Revenue[(2)]	102.0	64.5	372.1	209.7
Net Loss attributable to Hippo [(3)]	44.2	(42.3)	(40.5)	(273.1)
Adjusted EBITDA[(4)]	8.5	(22.3)	(43.5)	(200.6)
Gross Loss Ratio	45%	45%	53%	71%
Net Loss Ratio	58%	80%	77%	169%

(1) $25.0M and $35.9M included in consolidated TGP for the 3 months ended December 31, 2024 and 2023, respectively, related to First Connect and resulting eliminations prior to the divestiture. $218.9M and $106.2M included in consolidated TGP for the year ended December 31, 2024 and 2023, respectively, related to First Connect and resulting eliminations prior to the divestiture.

(2) $0.8M and $1.1M included in consolidated revenue for the 3 months ended December 31, 2024 and 2023, respectively, related to First Connect prior to the divestiture. $6.0M and $4.1M included in consolidated revenue for the year ended December 31, 2024 and 2023, respectively, related to First Connect prior to the divestiture.

(3) $2.0M loss and $1.5M loss included in consolidated net loss attributable to Hippo for the 3 months ended December 31, 2024 and 2023, respectively, related to First Connect prior to the divestiture. $5.6M loss and $7.7M loss included in consolidated net loss attributable to Hippo for the year ended December 31, 2024 and 2023, respectively, related to First Connect prior to the divestiture.

(4) $0.0M and $1.2M of adjusted EBITDA loss are included in the consolidated adjusted EBITDA loss for the 3 months ended December 31, 2024 and 2023, respectively, related to First Connect prior to the divestiture. $2.3M and $5.5M of adjusted EBITDA loss are included in the consolidated adjusted EBITDA loss for the year ended December 31, 2024 and 2023, respectively, related to First Connect prior to the divestiture.

Letter to Shareholders | Q4 2024

19

Letter to Shareholders | Q4 2024 20 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (in millions, except share and per share data, unaudited) Three Months Ended December 31 Year Ended December 31 2024 2023 2024 2023 Revenue: Net earned premium $77.0 $38.5 $272.5 $107.5 Commission income, net 15.9 15.6 63.6 63.4 Service and fee income 2.8 3.8 11.6 15.7 Net investment income 6.3 6.6 24.4 23.1 Total revenue 102.0 64.5 372.1 209.7 Expenses: Losses and loss adjustment expenses 44.4 30.8 209.0 181.7 Insurance related expenses 20.9 24.3 88.8 79.1 Technology and development 7.6 10.4 30.7 47.0 Sales and marketing 10.9 16.2 51.2 80.1 General and administrative 17.2 17.6 70.7 79.6 Impairment and restructuring charges — 5.5 3.6 5.5 Gain on sale of business (46.1) — (54.4) — Other (income) expense, net — (1.3) (0.1) (0.8) Total expenses 54.9 103.5 399.5 472.2 Loss before income taxes 47.1 (39.0) (27.4) (262.5) Income tax expense (benefit) 0.1 0.3 1.2 0.5 Net loss 47.0 (39.3) (28.6) (263.0) Net income attributable to noncontrolling interests, net of tax 2.8 3.0 11.9 10.1 Net loss attributable to Hippo $44.2 $(42.3) $(40.5) $(273.1) Other comprehensive income (loss): Change in net unrealized gain or loss on investments, net of tax (3.2) 4.2 0.2 4.1 Comprehensive loss attributable to Hippo $41.0 $(38.1) $(40.3) $(269.0) Per share data: Net loss attributable to Hippo - basic and diluted $44.2 $(42.3) $(40.5) $(273.1) Weighted-average shares used in computing net loss per share attributable to Hippo Basic 24,865,591 23,989,512 24,699,913 23,578,922 Diluted 25,889,665 23,989,512 24,699,913 23,578,922 Net loss per share attributable to Hippo Basic $1.78 $(1.76) $(1.64) $(11.58) Diluted $1.71 $(1.76) $(1.64) $(11.58)

Letter to Shareholders | Q4 2024 21 CONSOLIDATED BALANCE SHEETS (in millions, unaudited) December 31, 2024 December 31, 2023 Assets Investments: Fixed maturities available-for-sale $205.7 $161.7 Short-term investments 167.6 187.1 Total investments 373.3 348.8 Cash and cash equivalents 197.6 142.1 Restricted cash 35.2 53.0 Accounts receivable 167.0 145.2 Reinsurance recoverable on paid and unpaid losses and LAE 285.3 281.3 Prepaid reinsurance premiums 274.2 335.6 Ceding commissions receivable 79.5 73.8 Capitalized internal use software 48.1 48.4 Intangible assets 17.0 27.3 Other assets 66.2 69.2 Total assets $1,543.4 $1,524.7 Liabilities and stockholders’ equity Liabilities: Loss and loss adjustment expense reserve 350.0 322.5 Unearned premiums 457.9 419.2 Reinsurance premiums payable 248.6 260.1 Provision for commission 34.3 24.7 Accrued expenses and other liabilities 87.4 113.5 Total liabilities 1,178.2 1,140.0 Stockholders’ equity: Common stock — — Additional paid-in capital 1,639.7 1,615.2 Accumulated other comprehensive loss (2.7) (2.9) Accumulated deficit (1,274.9) (1,234.4) Total Hippo stockholders’ equity 362.1 377.9 Noncontrolling interest 3.1 6.8 Total stockholders’ equity 365.2 384.7 Total liabilities and stockholders’ equity $1,543.4 $1,524.7

Letter to Shareholders | Q4 2024 22 CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions, unaudited) Year Ended December 31, 2024 2023 Cash flows from operating activities: Net loss $(28.6) $(263.0) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 23.2 19.8 Stock–based compensation expense 38.2 57.5 Fair value adjustments 1.7 4.5 Impairment and restructuring charges 3.3 2.9 Gain on sale of business (54.4) — Other non-cash items (6.2) (7.4) Changes in assets and liabilities: Accounts receivable, net (21.9) (38.0) Reinsurance recoverable on paid and unpaid losses and LAE (4.0) 5.0 Ceding commissions receivable (5.7) (28.0) Prepaid reinsurance premiums 61.4 (25.7) Other assets (6.4) 6.2 Provision for commission 9.7 19.7 Accrued expenses and other liabilities (17.5) (5.5) Loss and loss adjustment expense reserves 27.5 28.7 Unearned premiums 38.7 77.9 Reinsurance premiums payable (11.5) 53.0 Net cash provided by (used in) operating activities 47.5 (92.4) Cash flows from investing activities: Capitalized internal use software costs (11.7) (17.1) Assets disposed from sale of business 5.8 — Purchases of property and equipment (0.3) (29.6) Purchases of fixed maturities (97.7) (55.3) Maturities of fixed maturities 49.1 15.6 Sales of fixed maturities 1.4 3.2 Purchases of short-term investments (270.1) (354.3) Maturities of short-term investments 286.2 471.6 Sales of short-term investments 0.2 26.7 Proceeds from sale of business, net of cash disposed 67.2 — Other 0.2 (3.2) Net cash provided by investing activities 30.3 57.6 Cash flows from financing activities: Taxes paid related to net share settlement of equity awards (9.9) (4.7) Proceeds from issuances of common stock 6.7 2.8 Share repurchases under program (15.6) (1.8) Payments of contingent consideration (0.9) (1.3) Acquisitions of noncontrolling interests (0.2) (3.2) Distributions to noncontrolling interests and other (20.2) (6.4) Net cash used in financing activities (40.1) (14.6) Net increase (decrease) in cash, cash equivalents, and restricted cash 37.7 (49.4) Cash, cash equivalents, and restricted cash at the beginning of the period 195.1 244.5 Cash, cash equivalents, and restricted cash at the end of the period $232.8 $195.1 hippo

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(in millions, unaudited)

	Three Months Ended December 31		Year Ended December 31	
	2024	2023	2024	2023
Net loss attributable to Hippo	$44.2	$(42.3)	$(40.5)	$(273.1)
Adjustments:				
Net investment income	(6.3)	(6.6)	(24.4)	(23.1)
Depreciation and amortization	5.8	5.4	23.2	19.8
Stock-based compensation	8.9	10.7	38.2	57.5
Fair value adjustments	(0.5)	0.2	1.7	4.5
Other one-off transactions	2.4	4.5	7.9	7.8
Income tax expense	0.1	0.3	1.2	0.5
Gain on sale of business	(46.1)	—	(54.4)	—
Impairment and restructuring charges	—	5.5	3.6	5.5
Adjusted EBITDA	$8.5	$(22.3)	$(43.5)	$(200.6)

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, unaudited)

Total Generated Premium

	Three Months Ended December 31			Year Ended December 31		
	2024	2023	Change	2024	2023	Change
Gross Written Premium	$205.6	$183.6	$22.0	$892.4	$847.3	$45.1
Gross Placed Premium	88.9	84.4	4.5	443.7	287.0	156.7
Total Generated Premium	$294.5	$268.0	$26.5	$1,336.1	$1,134.3	$201.8

Letter to Shareholders | Q4 2024

23

Letter to Shareholders | Q4 2024 24 Gross and Net Loss Ratios Three Months Ended December 31, Year Ended December 31, 2024 2023 2024 2023 Gross Losses and LAE $99.5 $92.6 $450.3 $543.5 Gross Earned Premium 221.5 206.3 853.7 769.3 Gross Loss Ratio 45% 45% 53% 71% Net Losses and LAE $44.4 $30.9 $209.0 $181.7 Net Earned Premium 77.0 38.5 272.5 107.5 Net Loss Ratio 58% 80% 77% 169% Gross Loss Ratio Breakdown Three Months Ended December 31, Year Ended December 31, 2024 2023 2024 2023 PCS Losses 6% (4)% 9% 20% Non-PCS Losses 39% 49% 44% 51% Gross Loss Ratio 45% 45% 53% 71%

hippo

Consolidated Gross Loss Ratio (GLR)

	2023					2024				
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Reported Consolidated GLR with ULAE	**76%**	**107%**	**59%**	**45%**	**71%**	**59%**	**58%**	**50%**	**45%**	**53%**
Impact of PCS Losses	25%	57%	6%	(4)%	20%	10%	10%	11%	6%	10%
Impact of PAY xPCS	—%	(6)%	—%	1%	(2)%	—%	—%	(6)%	(4)%	(3)%
GLR excluding PAY and PCS Events	**51%**	**56%**	**53%**	**48%**	**53%**	**49%**	**48%**	**45%**	**43%**	**46%**

HHIP Gross Loss Ratio (GLR)

	2023					2024				
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Reported HHIP GLR with ULAE	**101%**	**178%**	**75%**	**53%**	**101%**	**80%**	**84%**	**72%**	**50%**	**73%**
Impact of PCS Losses	41%	120%	6%	(10)%	40%	21%	24%	21%	7%	19%
Impact of PAY xPCS	—%	(5)%	—%	5%	—%	—%	—%	(2)%	(7)%	(2)%
HHIP GLR excluding PAY and PCS	**60%**	**63%**	**69%**	**58%**	**61%**	**59%**	**60%**	**53%**	**50%**	**56%**

Letter to Shareholders | Q4 2024

25

Letter to Shareholders | Q4 2024 26 SEGMENTS (in millions, unaudited) Three Months Ended December 31, 2024 Services Insurance-as- a-Service Hippo Home Insurance Program Total Revenue from external customers: Net earned premium $ — $ 19.1 $ 57.9 $ 77.0 Commission income, net 8.0 6.8 0.9 15.7 Service and fee income 0.4 — 2.4 2.8 Net investment income — 3.4 2.9 6.3 Intersegment revenue 3.2 — — 3.2 Segment revenue 11.6 29.3 64.1 105.0 Reconciliation of Revenue Eliminations(1) (3.0) Total consolidated revenue 102.0 Less Segment expenses: Loss and loss adjustment expense — 9.4 34.8 Insurance related expense — 7.5 11.0 Sales and marketing 7.1 — 1.2 Technology and development 2.7 0.1 2.9 General and administrative 2.6 1.7 6.7 Less: Net investment income — (3.4) (2.9) Less: Noncontrolling interest (2.8) — — Segment adjusted operating income (loss) (3.6) 7.2 4.6 8.2 Eliminations(1) 0.3 Consolidated adjusted operating income (loss) 8.5 Reconciliation of segment adjusted operating income (loss) Net investment income 6.3 Depreciation and amortization (5.8) Stock-based compensation (8.9) Fair value adjustments 0.5 Other one-off transactions (2.4) Gain on sale of business 46.1 Impairment and restructuring charges — Noncontrolling interest 2.8 Loss before income taxes $ 47.1 (1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company’s Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q4 2024 27 Three Months Ended December 31, 2023 Services Insurance-as- a-Service Hippo Home Insurance Program Total Revenue from external customers: Net earned premium $ — $ 13.2 $ 25.3 $ 38.5 Commission income, net 7.7 5.7 (1.2) 12.2 Service and fee income 0.1 0.3 3.4 3.8 Net investment income 0.1 2.9 3.6 6.6 Intersegment revenue 3.6 — — 3.6 Segment revenue 11.5 22.1 31.1 64.7 Reconciliation of revenue: Eliminations(1) (0.2) Total consolidated revenue 64.5 Less: segment expenses Loss and loss adjustment expense — 3.9 26.8 Insurance related expense — 6.8 10.0 Sales and marketing 8.6 — 2.5 Technology and development 4.3 — 3.6 General and administrative 2.6 1.7 6.9 Other expenses 0.2 — 0.1 Less: Net investment income (0.1) (2.9) (3.6) Less: Noncontrolling interest (3.0) — — Segment adjusted operating income (loss) (7.3) 6.8 (22.4) (22.9) Eliminations(1) 0.6 Consolidated adjusted operating income (loss) (22.3) Reconciliation of segment adjusted operating income (loss) Net investment income 6.6 Depreciation and amortization (5.4) Stock-based compensation (10.7) Fair value adjustments (0.2) Other one-off transactions (4.5) Impairment and restructuring charges (5.5) Noncontrolling interest 3.0 Loss before income taxes $ (39.0) (1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company’s Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q4 2024 28 Year Ended December 31, 2024 Services Insurance-as- a-Service Hippo Home Insurance Program Total Revenue from external customers Net earned premium $ — $ 63.5 $ 209.0 $ 272.5 Commission income, net 32.5 24.1 4.0 60.6 Service and fee income 0.6 — 11.0 11.6 Net investment income 0.1 11.9 12.4 24.4 Intersegment revenue 15.0 — — 15.0 Segment revenue 48.2 99.5 236.4 384.1 Reconciliation of revenue: Eliminations(1) (12.0) Total consolidated revenue 372.1 Less: segment expenses Loss and loss adjustment expense — 24.9 182.9 Insurance related expense — 31.1 48.1 Sales and marketing 31.7 — 6.0 Technology and development 10.6 0.3 12.6 General and administrative 10.8 6.9 25.9 Less: Net investment income (0.1) (11.9) (12.4) Less: Noncontrolling interest (11.9) — — Segment adjusted operating income (loss) (16.9) 24.4 (51.5) (44.0) Eliminations(1) 0.5 Consolidated adjusted operating income (loss) (43.5) Reconciliation of segment adjusted operating income (loss) Net investment income 24.4 Depreciation and amortization (23.2) Stock-based compensation (38.2) Fair value adjustments (1.7) Other one-off transactions (7.9) Gain on sale of business 54.4 Impairment and restructuring charges (3.6) Noncontrolling interest 11.9 Loss before income taxes $ (27.4) (1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company’s Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q4 2024 29 Year Ended December 31, 2023 Services Insurance-as- a-Service Hippo Home Insurance Program Total Revenue from external customers Net earned premium $ — $ 42.9 $ 64.6 $ 107.5 Commission income, net 23.9 19.8 7.3 51.0 Service and fee income 0.5 0.3 14.9 15.7 Net investment income 0.1 7.7 15.3 23.1 Intersegment revenue 19.8 — — 19.8 Segment revenue 44.3 70.7 102.1 217.1 Reconciliation of revenue: Eliminations(1) (7.4) Total consolidated revenue 209.7 Less: segment expenses Loss and loss adjustment expense — 15.6 165.0 Insurance related expense — 22.8 37.9 Sales and marketing 42.5 — 16.9 Technology and development 16.6 0.5 17.2 General and administrative 11.9 5.8 30.0 Other expenses 0.7 — 0.1 Less: Net investment income (0.1) (7.7) (15.3) Less: Noncontrolling interest (10.1) — — Segment adjusted operating income (loss) (37.6) 18.3 (180.3) (199.6) Eliminations(1) (1.0) Consolidated adjusted operating income (loss) (200.6) Reconciliation of segment adjusted operating income (loss) Net investment income 23.1 Depreciation and amortization (19.8) Stock-based compensation (57.5) Fair value adjustments (4.5) Other one-off transactions (7.8) Impairment and restructuring charges (5.5) Noncontrolling interest 10.1 Loss before income taxes (262.5) (1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company’s Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q4 2024 30 Summary Segment Information (in millions, unaudited) Three Months Ended December 31, Total Generated Premium: 2024 2023 % Change Services $121.8 $122.1 —% Insurance-as-a-service 142.0 116.4 22% Hippo Home Insurance Program 65.7 71.1 (8)% Eliminations (35.0) (41.6) Total 294.5 268.0 10% Revenue: 2024 2023 Services $11.6 $11.5 1% Insurance-as-a-service 29.3 22.1 32% Hippo Home Insurance Program 64.1 31.1 106% Eliminations (3.0) (0.2) Total 102.0 64.5 58% Segment Expenses: 2024 2023 Services $12.4 $15.7 (21)% Insurance-as-a-service 18.7 12.4 51% Hippo Home Insurance Program 56.6 49.9 13% Total 87.7 78.0 12% Services Noncontrolling Interest $(2.8) $(3.0) (7)% Adjusted Operating Income (Loss): 2024 2023 Services $(3.6) $(7.3) (51)% Insurance-as-a-service 7.2 6.8 6% Hippo Home Insurance Program 4.6 (22.4) N/A Eliminations 0.3 0.6 Total 8.5 (22.3) N/A

Letter to Shareholders | Q4 2024 31